UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/30/2012

Stereotaxis, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50884

Delaware	94-3120386
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, MO 63108
(Address of principal executive offices, including zip code)

314-678-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On March 30, 2012, Stereotaxis, Inc. (the "Company") entered into a First Loan Modification Agreement (Domestic) with Silicon Valley Bank ("Bank") ("Modification Agreement"), amending the terms of that certain Second Amended and Restated Loan and Security Agreement (Domestic) dated November 30, 2011 (the "Amended Loan Agreement") to extend the maturity of the revolving line of credit under the Amended Loan Agreement from March 31, 2012 to April 30, 2012, and providing for a reduction in the availability amount under such revolving line of credit by $3,333,333. In addition, the Bank waived the testing of the liquidity ratio financial covenant under the Amended Loan Agreement solely for the compliance period ended March 31, 2012.
On March 30, 2012, the Company and a wholly-owned subsidiary of the Company (the "Subsidiary") also entered into an Export-Import Bank First Loan Modification Agreement with the Bank ("the Ex-Im Modification Agreement") to extend the maturity date of the revolving line of credit under that certain Amended and Restated Export-Import Bank Loan and Security Agreement dated November 30, 2011, from March 31, 2012 to April 30, 2012.
On March 30, 2012, in conjunction with the Silicon Valley Bank extension described above, the Company entered into a further amendment to the Note and Warrant Purchase Agreement effective as of February 7, 2008, as amended (the "Fourth Amendment to Note and Warrant Purchase Agreement"), with Alafi Capital Company LLC and certain affiliates of Sanderling Venture Partners (collectively, the "Lenders") to further extend the Lenders' obligation to provide $10 million in either direct loans to the Company or loan guarantees to the Company's primary bank lender through the earlier of April 30, 2012, or the date the Company receives $30 million of third party, non-bank financing. The Company granted to the Lenders warrants (the "Extension Warrants") to purchase an aggregate of 757,346 shares of Common Stock in exchange for their extension. The Extension Warrants are exercisable at $0.6602 per share.
The Lenders are affiliates of Christopher Alafi and Fred A. Middleton, respectively, each of whom is a member of the Company's Board of Directors.
The forgoing descriptions of the Modification Agreement, the Ex-Im Modification Agreement and the Fourth Amendment to Note and Warrant Purchase Agreement are qualified in their entirety by reference to the full text of the agreements, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits.

10.1 First Loan Modification Agreement (Domestic), dated March 30, 2012 between Silicon Valley Bank, Stereotaxis, Inc. and Stereotaxis International, Inc.

10.2 Export-Import Bank First Loan Modification Agreement, dated March 30, 2012 between Silicon Valley Bank, Stereotaxis, Inc. and Stereotaxis International, Inc.

10.3 Fourth Amendment to the Note and Warrant Purchase Agreement, dated March 30, 2012 among affiliated entities of Sanderling Venture Partners, Alafi Capital Company and Stereotaxis, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stereotaxis, Inc.

Date: April 02, 2012	By:	/s/ Karen Witte Duros
Karen Witte Duros
Sr. Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	First Loan Modification Agreement, dated March 30, 2012 between Silicon Valley Bank, Stereotaxis, Inc. and Stereotaxis International, Inc.
EX-10.2	Export-Import Bank First Loan Modification Agreement, dated March 30, 2012 between Silicon Valley Bank, Stereotaxis, Inc. and Stereotaxis International, Inc.
EX-10.3	Fourth Amendment to the Note and Warrant Purchase Agreement, dated March 30, 2012 among affiliated entities of Sanderling Venture Partners, Alafi Capital Company and Stereotaxis, Inc.